February 11, 2000




Laser Photonics, Inc.
7 Great Valley Parkway
Suite 222
Malvern, Pennsylvania 19355


                     RE: REGISTRATION STATEMENT ON FORM S-8
                              LASER PHOTONICS, INC.
                              ---------------------

Gentlemen:

         We are acting as counsel for Laser Photonics, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of up to 3,609,629 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock), including up to 500,000 shares of Common Stock reserved for issuance pursuant to the Company's 1995 Stock Option Plan (the "Plan"), and including up to 3,109,629 shares of Common Stock reserved for issuance pursuant to the terms and conditions of certain stock option agreements ("Other Option Agreements"), between the Company and certain employees, directors and consultants of the Company, and with respect to any options ("Options") to purchase shares of Common Stock which may be granted in connection with the Plan and such Other Option Agreements. A Registration Statement on Form S-8 covering the Shares (the "Registration Statement") is being filed under the Act with the Securities and Exchange Commission.

         In rendering the opinions expressed herein, we have reviewed such matters of law as we have deemed necessary and have examined copies of such agreements, instruments, documents and records as we have deemed relevant.

         In rendering the opinions expressed herein, we have assumed the genuineness and authenticity of all documents examined by us and of all signatures thereon, the legal capacity of all natural persons executing such documents, the conformity to original documents of all documents submitted to us as certified or conformed copies or photocopies and the completeness and accuracy of the certificates of public officials examined by us. We have made no independent factual investigation with regard to any such matters.

Laser Photonics, Inc.
February 11, 2000
Page 2


         Based upon the foregoing and subject to the qualifications stated herein, it is our opinion that the Shares, issued or to be issued upon the exercise of any Options duly granted pursuant to the Plan and such Other Option Agreements, when issued, paid for and delivered upon the exercise of such Options, in accordance with the terms of the Plan and such Other Option Agreements, will be validly issued, fully paid and non-assessable.

         The opinions expressed herein are limited to matters involving the federal laws of the United States and to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and the reference to our firm therein under the caption "Interests of Named Experts and Counsel." Counsel currently owns options to purchase up to 32,230 shares of Common Stock, which are the subject of the Registration Statement.

         The opinions expressed herein are rendered solely for your benefit in connection with the transaction described herein. Except as otherwise provided herein, this opinion may not be used or relied upon by any person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

                                                 Respectfully submitted,




                                                 /s/ MATTHIAS & BERG LLP